Exhibit 99.1

KINGOLD JEWELRY ANNOUNCES APPOINTMENT OF ALICE IO WAI WU TO COMPANY’S BOARD OF DIRECTORS

WUHAN CITY, China, May 9, 2016 - Kingold Jewelry, Inc. ("Kingold" or "the Company") (NASDAQ: KGJI), one of China's leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today announced that the Company has appointed Alice Io Wai Wu to its Board of Directors. Ms. Wu will serve on the nominating committee, the audit committee and the compensation committee and will serve as the Chairman of the audit committee and an audit committee financial expert, until the annual meeting of the shareholders of the Company in 2016. Ms. Wu replaces Mr. H. David Sherman, who resigned from the Board as of May 9, 2016 to pursue other interests. Mr. Sherman’s resignation was not the result of any disagreement with the Company, the Company’s management or the Board.

Ms. Wu has been providing accounting, consulting and advisory services to public and private companies since September 2011 through her company Wu & Company, Inc. Ms. Wu has also been an independent director of Yulong Eco-materials Limited, a company listing on Nasdaq, since July 2015. From February 2015 to December 2015, she was Chief Financial Officer of The Future Education Group Inc., a Chinese company providing online and mobile education platforms and contents. Ms. Wu also has had extensive experience auditing the financial statements and internal controls of public and private companies, including as a partner at Anton & Chia, LLP from August 2013 to May 2014, a partner at Cacciamatta Accounting Corporation from January 2009 to July 2013, and as an audit manager of Moore Stephens Wurth Frazer and Torbet, LLP from January 2005 to May 2008. Ms. Wu graduated from California State University, Fullerton, with a bachelor’s degree in business administration with accounting concentration.

Mr. Zhihong Jia, Chairman and CEO of the Company, commented, “We are pleased to welcome Alice to our Board. Her extensive experience and financial acumen will be highly beneficial to Kingold and our shareholders. We would also like to thank David for his years of service to Kingold and our Board and wish him the best in his future endeavors.”

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. The forward-looking statements in this release include statements regarding Kingold’s outlook with respect to its 2015 outlook for gold processing, its expectations with respect to completion of construction of the Jewelry Park and planned grand opening, as well as its ability to engage in presales and finance the remaining construction. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact
Kingold Jewelry, Inc.
Bin Liu, CFO
Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

bl@kingoldjewelry.com

INVESTOR RELATIONS
The Equity Group Inc.
Katherine Yao, Senior Associate
Phone: +86-10-6587-6435
kyao@equityny.com